Exhibit 10.37

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of May 1, 2021 (“Effective Date”) by and between Inpixon, a Nevada corporation (“Company”), and Kareem M. Irfan, Esq., an individual, (“Consultant”), having its principal place of business at Chicago, IL.

Consultant and Company agree as follows:
1.Services and Payment. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with the applicable statement of work, a form of which is attached as Exhibit A hereto, which will be executed by both parties (“Statement of Work”). Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been approved in writing in advance by Company (“Consultant Personnel”). Consultant agrees that it will not (and will not permit others to) violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s (including without limitation the Company’s) confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.
2.Ownership; Rights; Proprietary Information; Publicity.
a.Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”). Consultant will promptly disclose and provide all Inventions to Company and will keep adequate and current written records of all Inventions, which records shall be available to and shall remain the sole property of Company. Consultant hereby makes, and agrees to make in the future, all assignments necessary to accomplish the foregoing ownership. Consultant represents, warrants, and covenants that Consultant has obtained or will obtain, prior to having any particular Consultant Personnel perform Services, an assignment of such Consultant Personnel’s rights in Inventions as needed to give effect to Company’s ownership as contemplated above; provided that no assignment is made that extends beyond what is allowed under applicable law. Consultant shall assist Company (and, where applicable, shall cause Consultant Personnel to assist Company), at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agent and attorney-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.
b.Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, computer programs, technical drawings, algorithms, know-how, trade secrets, formulas, processes, ideas, inventions (whether patentable or copyrightable not), improvements, schematics, customer lists and customer information, suppliers and supplier information, pricing information, product development, sales and marketing plans and strategies, personnel information, and other technical, business, financial, customer and product information), Consultant learns, develops or obtains in connection with the Services or that are received by or for Consultant in confidence, constitute “Proprietary Information.” Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this Section 2.b with respect to information Consultant can document rightfully is or rightfully becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
c.If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited
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without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work performed hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).
        d.     Consultant represents that his performance of all terms of this Agreement as a consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant prior or subsequent to the commencement of Consultant's consultant relationship with the Company, and Consultant will not disclose to the Company, or use, any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. Consultant will not induce the Company to use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party.
        e.    Consultant recognizes that the Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Consultant's work for the Company consistent with the Company’s agreement with such third party.
3.    Warranty and other Obligations. Consultant warrants that: (i) the Services will be free from material defects and performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); and (iii) Consultant has the full right to allow itself to provide Company with the assignments and rights provided for herein and, in addition, Consultant will have each person who may be involved in any way with, or have any access to, any Services or Proprietary Information enter into (prior to any such involvement or access) a binding agreement for Company’s benefit that contains provisions at least as protective as those contained herein; (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect. To the maximum extent permitted by law, Consultant shall unconditionally indemnify, hold harmless and defend Company and all of its directors, officers, employees, and agents from and against all claims, losses, injury, damage, withholdings and legal liability, including attorney’s fees and litigation costs, caused by the negligence, fault, error or omission of Consultant, its agents or representatives. Such indemnity shall extend to all claims, losses, injury, damage, withholdings and legal liability arising from or related to any infringement or violation of any patent, copyright, trade secret, license or other property or contractual right of any third party.
4.    Term and Termination. This Agreement shall commence upon the Effective Date and shall continue in effect until terminated pursuant to (i) this Section 4 or (ii) April 30, 2022 which date may be extended by the Company (and for which notice may be provided by the Company via email from a Vice President or above). Company may terminate this agreement at any time without notice if Consultant breaches a material provision of this Agreement. Company also may terminate this Agreement at any time, upon 30 calendar days written or email notice but Company shall upon such termination pay Consultant all unpaid, undisputed amounts due for the Services completed prior to the notice of such termination. Consultant may terminate the Agreement upon 30 calendar days written notice. Sections 2 through 12 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration of this Agreement. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.
5.    Relationship of the Parties; Independent Contractor; No Employee Benefits. Notwithstanding any provision hereof, Consultant is an independent contractor, and neither Consultant nor any Consultant Personnel is an employee, agent, partner or joint venture of Company, and neither Consultant nor any Consultant Personnel shall bind or attempt to bind Company to any contract. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Neither Consultant nor any Consultant Personnel shall be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant or any Consultant Personnel. Consultant will be solely responsible for the performance of all Consultant Personnel, for compensating such Consultant Personnel, and for complying with
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all laws and regulations applicable to its relationships with such Consultant Personnel. Without limiting the foregoing, Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. Consultant agrees to indemnify Company from all claims, damages, liability, settlement, attorneys’ fees and expenses, as incurred, because of the foregoing or any breach of this Section 5. If Consultant is a corporation, it will ensure that its employees and agents are bound in writing to Consultant’s obligations under this Agreement.
6.    Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may assign its rights and obligations under this Agreement in whole or part.
7.    Notice. Unless otherwise provided herein, all notices under this Agreement shall be in writing and shall be deemed given when delivered by hand or professional courier or express delivery service to the address of the party to be noticed as set forth below or to such other address as such party last provided to the other by written notice.

Inpixon		Kareem M. Irfan, Esq.
Address:	2479 East Bayshore Road	Address:
Suite 195
Palo Alto, California 94303
Attn:	Legal Department	Attn:	Mr. Kareem M. Irfan, Esq.

With an electronic copy to:		With an electronic copy to:
	legal@inpixon.com		Kareem.m.ifran@gmail.com

8.    Non-Solicitation; Conflict of Interest. As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing the Services: (i) and for one (1) year thereafter, Consultant will not directly or indirectly encourage or solicit any employee, consultant, customer, vendor, contractor or any other person or entity with which Company or any of its affiliates, has a business relationship to cease doing business with Company, or any of its affiliates, or in any way interfere with the relationship between Company, or any of its affiliates, and such persons and entities; and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Without limiting the foregoing, Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of Consultant’s obligation under this Agreement or otherwise.

9.    Publicity. Consultant shall make no public announcements or engage in any marketing or promotion concerning this Agreement, or the work performed hereunder without the advance written consent of Company.

10.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

11.    Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in the State of California, County of San Mateo. The arbitrator shall be selected, and the arbitration hearing conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction located within the State of California, County of San Mateo for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. If any court or arbitrator finds that any term makes this arbitration agreement unenforceable for any reason, the court or arbitrator shall have the power to modify such term to the minimum extent necessary to make this arbitration agreement enforceable and, to the extent this arbitration agreement as a whole is deemed unenforceable for any reason, the parties agree that the venue of any litigation or dispute between the parties shall be exclusively in San Mateo County, California.
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12.    Miscellaneous. This Agreement sets forth the entire and exclusive understanding of the parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements or understandings, whether written or oral, with respect to its subject matter. Any breach of Section 2, 3, 8 or 9 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have entered into this Consulting Agreement as of the Effective Date.

INPIXON	CONSULTANT

/s/ Nadir Ali	/s/ Kareem M. Irfan
Signature	Signature

Nadir Ali	Kareem M. Irfan
Name	Name

CEO	5/9/2021
Title	Date

5/9/2021
Date

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EXHIBIT A
FORM OF
Statement of Work

This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of May 1, 2021 by and between Company and Consultant.

SERVICES
Company hereby engages Consultant to utilize his expertise in some or all of the areas listed below along with other requirements that may arise (the “Services.”). the Company’s primary point of contact will be, Nadir Ali, and which may change from time to time. The Services will be based, in whole or in part, upon information made available by the Company to Consultant during this engagement.

1.Lead Succession Planning per SOX audit recommendations.
2.Support strategic relationships and growth initiatives for Inpixon.
3.Support M&A activities- i) pre-acquisition targeting & diligence; and ii) proactive plans for leveraging acquisitions and post-acquisition integration.
4.Evaluate and support strategic investments, partnerships & collaborations for business stability and expansion
5.Assess international operations for corporate effectiveness and synergies.
6.Performance, values and culture assessments for business leadership.
7.Other specific projects assigned by the CEO.

FEES /EXPENSES
Fees
In exchange for the Services, Company shall pay to Consultant a fee in the amount of $10,000.00 per month (the “Term”).

Expenses
Company will reimburse Consultant for non-ordinary out of pocket expenses reasonably incurred by Consultant in connection with the performance of the Services such as, for example, travel to and from a customer site. All reimbursable expenses must be pre-approved in writing by Nadir Ali. An itemized expense statement must be submitted, including substantiating receipts, with monthly invoice, if applicable.

Invoice/Payments
Consultant shall submit an invoice to the Company on the first day of each calendar month setting forth description of the Services performed, related fees and expenses (if any) for the prior Term. Company will accept invoice by email to primary point of contact with a copy to ap@inpixon.com. Invoice payments will be made within ten (10) business days after the date of invoice.

TIMELINE/COMPLETION DATE
Services will commence on May 1, 2021 and will remain in effect until completion of the Services unless terminated earlier in accordance with the provisions of the Consulting Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have entered into this Statement of Work as of the Effective Date.

INPIXON                        CONSULTANT

___________________________________                ___________________________________
Signature                            Signature
___________________________________                ___________________________________
Name                                Name
___________________________________                ___________________________________
Title                                Date
___________________________________
Date

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